UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 7, 2008

Plug Power, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27527	22-3672377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany-Shaker Road, Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (518) 782-7700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 10, 2008 Plug Power Inc. (the "Company") issued a press release announcing its financial results for the quarter ended September 30, 2008. That release referred to certain attached financial highlights for the quarter ended September 30, 2008. The full text of the press release, including the attachment referred to within the release, which were posted on the Company's internet website, are furnished as Exhibit 99.1 hereto and are incorporated by reference herein.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 7, 2008, the Board of Directors (the "Board") of Plug Power Inc. (the "Company") appointed Jeffrey Drazan, 50, to serve as a director of the Company effective as of November 7, 2008. Mr. Drazan is managing director of Bertram Capital, a private equity firm that focuses on lower middle market companies. In addition to supplying flexible investment capital, Bertram Capital provides operational and strategic resources to facilitate rapid growth in revenue and profitability. Mr. Drazan was previously a co-founder and managing director of Sierra Ventures, a Silicon Valley venture capital firm with $1.5 billion under management. Prior to Sierra, he served in a variety of operations and R&D management positions at both AT&T and Bell Laboratories. Mr. Drazan currently serves as a director of numerous public and private companies, including American Fiber Systems, PDI, Author Solutions, Element Labs, and Theravance (THRX). Mr. Drazan also served on the board of Valere Power, a company founded by current Plug Power CEO, Andy Marsh. On November 10, 2008, the Company issued a press release regarding the appointment of Mr. Drazan. The press release is attached as Exhibit 99.1 hereto.

In connection with his appointment to the Board, Mr. Drazan became a party to the Company's standard indemnification agreement with non-employee directors and was granted options to purchase 125,000 shares of the Company's common stock at an exercise price of $0.87 per share (the closing price of the Company's common stock on the NASDAQ Global Market on November 7, 2008) in accordance with the Company's Non-Employee Director Compensation Policy.

Mr. Drazan will replace Peter Woicke who resigned as a director of the Company effective October 8, 2008.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

99.1	Press Release of Plug Power Inc. dated November 10, 2008, including attachment.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power, Inc.
Date: November 10, 2008	By: /s/ ANDREW MARSH Andrew Marsh Chief Executive Officer

Exhibit Index
99.1	Press release dated November 10, 2008